TO BE EFFECTIVE DECEMBER 27, 2001

                     AMENDMENT OF ARTICLES OF INCORPORATION

                                       OF

                          STRONG INCOME FUNDS II, INC.

         The undersigned Assistant Secretary of Strong Income Funds II, Inc. (the "Corporation"), hereby certifies that in accordance with Section 180.1002 of the Wisconsin Statutes, the following Amendment was duly adopted to create the Class K series of Strong Advisor Bond Fund, and to redesignate and convert the Corporation's Class L series of the Strong Advisor Bond Fund as the Class A series of the Strong Advisor Bond Fund, as indicated below.

         "Paragraph A of Article IV is hereby amended by deleting Paragraph A thereof and inserting the following as a new paragraph:

`A. The Corporation shall have the authority to issue an indefinite number of shares of Common Stock with a par value of $.01 per share. Subject to the following paragraph the authorized shares are classified as follows:

         CLASS                                       SERIES            AUTHORIZED NUMBER OF SHARES

         Strong Advisor Bond Fund                    Class A           Indefinite
                                                     Class B           Indefinite
                                                     Class C           Indefinite
                                                     Class K           Indefinite
                                                     Class Z           Indefinite
                                                     Institutional     Indefinite'"

         This Amendment to the Articles of Incorporation of the Corporation was adopted by the Board of Directors on September 13, 2001 and November 9, 2001 in accordance with Section 180.1002 and 180.0602 of the Wisconsin Statutes. Shareholder approval was not required.

         Executed in duplicate this 20th day of December, 2001.

                                                STRONG INCOME FUNDS II, INC.


                                                By: /s/ Gilbert L. Southwell III
                                                       Gilbert L. Southwell, III
                                                       Assistant Secretary

This instrument was drafted by:

Susan Hollister
Strong Capital Management, Inc.
100 Heritage Reserve
Menomonee Falls, Wisconsin 53051